NAME OF REGISTRANT:
Franklin Mutual Recovery Fund
File No. 811-21306

EXHIBIT ITEM No. 77(c): Matter submitted to a vote of security holders


A Special Meeting of Shareholders of the Franklin Mutual Recovery Fund (Fund) was held at the Fund's offices, One Franklin Parkway, San Mateo, California on April 11, 2007 and reconvened on May 11, 2007. The purpose of the meeting was to elect Trustees of the Fund and to vote on the following Proposals and Sub-Proposals: to approve an Amended and Restated Agreement and Declaration of Trust and to approve amendments to certain of the Fund's fundamental investment restrictions (including five (5) Sub-Proposals). At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the
Fund: Edward I. Altman, Ann Torre Bates, Burton J. Greenwald, Bruce A. MacPherson, Charles Rubens II, Leonard Rubin and Robert E. Wade. Gregory E. Johnson and Peter A. Langerman were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the Amended and Restated Agreement and Declaration of Trust, and amendments to certain of the Fund's fundamental investment restrictions (including five (5) Sub-Proposals). No other business was transacted at the meeting. The results of the voting at the meeting are as follows:

Proposal 1. The Election of Trustees:

                                        % of         % of                       % of          % of
                                        Outstanding  Voted                      Outstanding   Voted
Name                   For              Shares       Shares      Withheld       Shares        Shares
---------------------------------------------------------------------------------------------------------
Edward I. Altman        13,125,819.181      54.971%     98.982%    134,994.776        0.566%     1.018%
Ann Torre Bates         13,130,495.990      54.991%     99.017%    130,317.967        0.546%     0.983%
Burton J. Greenwald     13,103,884.722      54.879%     98.817%    156,929.235        0.658%     1.183%
Bruce A. MacPherson     13,108,003.111      54.897%     98.848%    152,810.846        0.640%     1.152%
Charles Rubens ll       13,100,604.980      54.866%     98.792%    160,208.977        0.671%     1.208%
Leonard Rubin           13,117,747.219      54.937%     98.921%    143,066.738        0.600%     1.079%
Robert E. Wade          13,103,984.944      54.880%     98.817%    156,829.013        0.657%     1.183%
Gregory E. Johnson      13,117,027.782      54.934%     98.916%    143,786.175        0.603%     1.084%
Peter A. Langerman      13,121,342.528      54.952%     98.948%    139,471.429        0.585%     1.052%

Proposal 2. To approve an Amended and Restated Agreement and Declaration of
Trust:

                                             % of       % of
                                          Outstanding   Voted
                        Shares Voted        Shares      Shares
-------------------------------------------------------------------
For                   9,858,665.113        41.288%      69.762%
Against                 155,251.567         0.651%       1.098%
Abstain                 388,484.703         1.627%       2.750%
Broker Non-Votes      3,729,527.000        15.619%      26.391%
-------------------- -------------------  ----------   --------
Total                14,131,928.383        59.185%     100.000%



Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes five (5) Sub-Proposals):

(a) To amend the Fund's fundamental investment restriction regarding underwriting:

                                             % of       % of
                                          Outstanding   Voted
                        Shares Voted        Shares      Shares
-------------------------------------------------------------------
For                     9,781,284.194       40.964%     69.214%
Against                   211,544.914        0.886%      1.497%
Abstain                   409,572.275        1.716%      2.898%
Broker Non-Votes        3,729,527.000       15.619%     26.391%
--------------------- -------------------- ---------  ----------
Total                  14,131,928.383       59.185%    100.000%


(b) To amend the Fund's fundamental investment restriction regarding lending:

                                             % of       % of
                                          Outstanding   Voted
                        Shares Voted        Shares      Shares
-------------------------------------------------------------------
For                    9,735,827.892        40.774%     68.892%
Against                  270,836.254         1.134%      1.917%
Abstain                  395,737.237         1.658%      2.800%
Broker Non-Votes       3,729,527.000        15.619%     26.391%
-------------------  ------------------- -----------  -----------
Total                 14,131,928.383        59.185%    100.000%


(c) To amend the Fund's fundamental investment restriction regarding investments in real estate:

                                             % of       % of
                                          Outstanding   Voted
                        Shares Voted        Shares      Shares
-------------------------------------------------------------------
For                   9,812,514.857         41.095%     69.435%
Against                 189,620.595          0.794%      1.342%
Abstain                 400,265.931          1.677%      2.832%
Broker Non-Votes      3,729,527.000         15.619%     26.391%
------------------- ----------------   --------------- -----------
Total                14,131,928.383         59.185%    100.000%

(d) To amend the Fund's fundamental investment restriction regarding investments in commodities:

                                             % of       % of
                                          Outstanding   Voted
                        Shares Voted        Shares      Shares
-------------------------------------------------------------------
For                    9,767,085.396         40.905%     69.114%
Against                  235,160.352          0.985%      1.664%
Abstain                  400,155.635          1.676%      2.832%
Broker Non-Votes       3,729,527.000         15.619%     26.391%
------------------  -----------------    ------------- -----------
Total                 14,131,928.383         59.185%    100.000%


(e) To amend the Fund's fundamental investment restriction regarding industry concentration:

                                             % of       % of
                                          Outstanding   Voted
                        Shares Voted        Shares      Shares
-------------------------------------------------------------------
For                   9,798,603.913         41.037%     69.337%
Against                 205,903.402          0.862%      1.457%
Abstain                 397,894.068          1.667%      2.816%
Broker Non-Votes      3,729,527.000         15.619%     26.391%
------------------- ----------------  --------------- -----------
Total                14,131,928.383         59.185%    100.000%